Exhibit 99.1

Media Contact	October 26, 2022
Casey Winger, 205 447-6410
casey.winger@encompasshealth.com

Investor Relations Contact
Mark Miller, 205 970-5860
mark.miller@encompasshealth.com

Encompass Health reports results for third quarter 2022

BIRMINGHAM, Ala. - Encompass Health Corporation (NYSE: EHC), the largest owner and operator of inpatient rehabilitation hospitals in the United States, today reported its results of operations for the third quarter ended September 30, 2022.
“Our third quarter results are further evidence of the strong demand for our inpatient rehabilitation services,” said President and Chief Executive Officer of Encompass Health Mark Tarr. “Third quarter discharge growth was 7.5%, inclusive of 4.1% same-store growth. We made continued progress on reducing contract labor through our hiring and retention initiatives, but elevated staffing costs again impacted our profitability. Consequently, we have revised our 2022 guidance. We remain confident in the long-term prospects for our business.”
On July 1, 2022, Encompass Health completed the spin off of Enhabit Home Health & Hospice (“Enhabit”), which is now an independent, publicly traded company. Enhabit’s historical results are reported in Encompass Health’s discontinued operations.
Summary results

			Growth
	Q3 2022	Q3 2021	Dollars	Percent
	(In Millions, Except Per Share Data)
Net operating revenue	$1,089.5	$1,010.8	$78.7	7.8%
Income from continuing operations attributable to Encompass Health per diluted share	0.63	0.76	(0.13)	(17.1)%
Adjusted earnings per share	0.67	0.76	(0.09)	(11.8)%
Cash flows provided by operating activities	70.1	177.6	(107.5)	(60.5)%
Adjusted EBITDA	195.3	199.3	(4.0)	(2.0)%
Adjusted free cash flow	26.6	87.7	(61.1)	(69.7)%
	Nine Months Ended September 30,
	2022	2021
Cash flows provided by operating activities	$533.6	$592.0	$(58.4)	(9.9)%
Adjusted free cash flow	294.1	302.0	(7.9)	(2.6)%
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.

1

Net operating revenue and Adjusted EBITDA

		% of Revenue		% of Revenue
(In Millions)	Q3 2022		Q3 2021
Net operating revenue	$1,089.5		$1,010.8

% Change	7.8%

Salaries and benefits	(605.6)	(55.6)%	(537.0)	(53.1)%
Hospital operating expenses	(236.6)	(21.7)%	(217.6)	(21.5)%

General and administrative expenses	(32.0)	(2.9)%	(32.2)	(3.2)%

Other income	0.9		0.7
Equity in nonconsolidated affiliates	0.7		0.9
Noncontrolling interests in continuing operations	(21.6)		(26.3)
Adjusted EBITDA	$195.3		$199.3

% Change	(2.0)%

(Actual Amounts)
Discharges	53,743		49,983

% Change	7.5%

Same-store discharge growth	4.1%
Net patient revenue per discharge	$19,809		$19,681

% Change	0.7%
•Revenue – Inpatient revenue growth resulted primarily from increased volumes. Total discharge growth for the third quarter of 2022 was 7.5% with same-store growth of 4.1%. Revenue reserves related to bad debt as a percent of revenue remained constant at 2.0%.
Growth in net patient revenue per discharge of 0.7% primarily resulted from an increase in reimbursement rates, offset by the resumption of sequestration.
•Adjusted EBITDA – The decrease in Adjusted EBITDA primarily resulted from increased staffing costs.
2022 Guidance
The Company is revising its guidance for full-year 2022.

	Prior	Updated
	2022 Guidance Ranges	2022 Guidance Ranges
	provided August 1, 2022	provided October 26, 2022
(In Millions, Except Per Share Data)
Net operating revenue	$4,250 to $4,300	$4,320 to $4,350
Adjusted EBITDA	$820 to $840	$800 to $820
Adjusted earnings per share from continuing operations attributable to Encompass Health	$2.77 to $2.91	$2.71 to $2.86
For considerations regarding the Company’s 2022 guidance ranges, see the supplemental information posted on the Company’s website at http://investor.encompasshealth.com. See also the “Other information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.

2

Earnings conference call and webcast
The Company will host an investor conference call at 10:00 a.m. Eastern Time on Thursday, October 27, 2022 to discuss its results for the third quarter of 2022. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 800 274-8461 and giving the conference ID EHCQ322. International callers should dial 203 518-9843 and give the same conference ID. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
Encompass Health (NYSE: EHC) is the largest owner and operator of inpatient rehabilitation hospitals in the United States. With a national footprint that includes 153 hospitals in 36 states and Puerto Rico, the Company provides high-quality, compassionate rehabilitative care for patients recovering from a major injury or illness, using advanced technology and innovative treatments to maximize recovery. Encompass Health is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on our newsroom, Twitter, Instagram and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (the “September 2022 Form 10-Q”), when filed, as well as the Company’s Current Report on Form 8-K filed on October 26, 2022 (the “Q3 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its October 27, 2022 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q3 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q3 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise not indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be not indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company’s results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2022 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:
•Interest expense and amortization of debt discounts and fees - estimate of $150 million to $160 million
•Amortization of debt-related items - approximately $10 million
The Q3 Earnings Form 8-K and, when filed, the September 2022 Form 10-Q can be found on the Company’s website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

3

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In Millions, Except Per Share Data)
Net operating revenues	$1,089.5	$1,010.8	$3,211.3	$2,972.4
Operating expenses:
Salaries and benefits	605.6	537.0	1,778.9	1,554.8
Other operating expenses	172.0	151.4	500.3	442.2
Occupancy costs	12.4	14.5	41.6	44.5
Supplies	51.1	46.7	148.2	136.0
General and administrative expenses	37.9	38.9	111.5	123.7
Depreciation and amortization	62.1	55.5	180.3	162.9
Total operating expenses	941.1	844.0	2,760.8	2,464.1
Loss on early extinguishment of debt	—	—	1.4	1.0
Interest expense and amortization of debt discounts and fees	38.2	39.9	138.2	124.3
Other expense (income)	3.6	(0.5)	13.6	(4.8)
Equity in net income of nonconsolidated affiliates	(0.7)	(0.9)	(2.6)	(2.5)
Income from continuing operations before income tax expense	107.3	128.3	299.9	390.3
Provision for income tax expense	21.8	26.2	68.2	79.4
Income from continuing operations	85.5	102.1	231.7	310.9
(Loss) income from discontinued operations, net of tax	(18.5)	24.6	16.7	90.6
Net and comprehensive income	67.0	126.7	248.4	401.5
Less: Net income attributable to noncontrolling interests included in continuing operations	(21.6)	(26.3)	(65.5)	(79.6)
Less: Net income attributable to noncontrolling interests included in discontinued operations	—	(0.4)	(1.3)	(1.3)
Less: Net and comprehensive income attributable to noncontrolling interests	(21.6)	(26.7)	(66.8)	(80.9)
Net and comprehensive income attributable to Encompass Health	$45.4	$100.0	$181.6	$320.6

Weighted average common shares outstanding:
Basic	99.2	99.0	99.2	99.0
Diluted	100.5	100.2	100.3	100.1
Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.64	$0.76	$1.67	$2.32
Discontinued operations	(0.19)	0.24	0.15	0.90
Net income	$0.45	$1.00	$1.82	$3.22
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.63	$0.76	$1.66	$2.31
Discontinued operations	(0.18)	0.24	0.15	0.89
Net income	$0.45	$1.00	$1.81	$3.20

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$63.9	$75.8	$166.2	$231.3
(Loss) income from discontinued operations, net of tax	(18.5)	24.2	15.4	89.3
Net income attributable to Encompass Health	$45.4	$100.0	$181.6	$320.6

4

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2022	December 31, 2021
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$59.8	$49.4
Restricted cash	44.3	62.5
Accounts receivable	500.1	515.8
Other current assets	129.6	114.9
Current assets of discontinued operations	—	178.8
Total current assets	733.8	921.4
Property and equipment, net	2,807.4	2,581.2
Operating lease right-of-use assets	195.7	193.7
Goodwill	1,247.4	1,237.0
Intangible assets, net	284.9	158.4
Other long-term assets	206.6	230.0
Noncurrent assets of discontinued operations	0.1	1,543.2
Total assets	$5,475.9	$6,864.9
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$26.2	$37.8
Current operating lease liabilities	22.7	23.5
Accounts payable	134.1	134.0
Accrued expenses and other current liabilities	421.6	421.1
Current liabilities of discontinued operations	0.1	132.4
Total current liabilities	604.7	748.8
Long-term debt, net of current portion	2,719.0	3,240.5
Long-term operating lease liabilities	183.3	179.6
Deferred income tax liabilities	46.7	23.3
Other long-term liabilities	174.0	172.7
Noncurrent liabilities of discontinued operations	0.4	100.8
	3,728.1	4,465.7
Commitments and contingencies
Redeemable noncontrolling interests	37.8	42.2
Shareholders’ equity:
Encompass Health shareholders’ equity	1,217.0	1,911.3
Noncontrolling interests	493.0	445.7
Total shareholders’ equity	1,710.0	2,357.0
Total liabilities and shareholders’ equity	$5,475.9	$6,864.9

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
	(In Millions)
Cash flows from operating activities:
Net income	$248.4	$401.5
Income from discontinued operations, net of tax	(16.7)	(90.6)
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	180.3	162.9
Loss on early extinguishment of debt	1.4	1.0
Equity in net income of nonconsolidated affiliates	(2.6)	(2.5)
Distributions from nonconsolidated affiliates	3.7	2.4
Stock-based compensation	21.1	19.6
Deferred tax (benefit) expense	(7.7)	1.6
Realized loss (gain) on sale of investments	16.5	(1.8)
Other, net	9.7	4.2
Change in assets and liabilities, net of acquisitions—
Accounts receivable	22.4	(10.9)
Other assets	5.0	(26.5)
Accounts payable	(0.3)	9.7
Accrued payroll	(9.3)	16.0
Accrued interest payable	(20.7)	(23.1)
Other liabilities	26.4	(5.0)
Net cash provided by operating activities of discontinued operations	56.0	133.5
Total adjustments	301.9	281.1
Net cash provided by operating activities	533.6	592.0
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(1.1)
Purchases of property and equipment	(374.9)	(332.3)
Additions to capitalized software costs	(7.5)	(11.9)
Proceeds from disposal of assets	5.9	17.6
Purchase of restricted investments	(25.1)	(8.3)
Other, net	(15.4)	(10.0)
Net cash used in investing activities of discontinued operations	(3.6)	(99.6)
Net cash used in investing activities	(420.6)	(445.6)

6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
	(In Millions)
Cash flows from financing activities:
Principal payments on debt, including pre-payments	(345.3)	(210.9)
Borrowings on revolving credit facility	180.0	145.0
Payments on revolving credit facility	(340.0)	(55.0)
Principal payments under finance lease obligations	(14.3)	(13.0)
Debt amendment costs	(21.6)	—
Taxes paid on behalf of employees for shares withheld	(7.2)	(14.6)
Contributions from noncontrolling interests of consolidated affiliates	55.1	36.1
Dividends paid on common stock	(84.1)	(84.5)
Distributions paid to noncontrolling interests of consolidated affiliates	(68.2)	(76.2)
Other, net	0.3	(0.1)
Net cash provided by (used in) financing activities of discontinued operations	516.1	(9.2)
Net cash used in financing activities	(129.2)	(282.4)
Decrease in cash, cash equivalents, and restricted cash	(16.2)	(136.0)
Cash, cash equivalents, and restricted cash at beginning of period	120.3	310.9
Cash, cash equivalents, and restricted cash at end of period	$104.1	$174.9

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$49.4	$185.6
Restricted cash at beginning of period	62.5	63.9
Restricted cash included in other long-term assets at beginning of period	0.4	21.5
Cash, cash equivalents, and restricted cash in discontinued operations at beginning of period	8.0	39.9
Cash, cash equivalents, and restricted cash at beginning of period	$120.3	$310.9

Cash and cash equivalents at end of period	$59.8	$65.7
Restricted cash at end of period	44.3	73.6
Restricted cash included in other long-term assets at end of period	—	4.2
Cash, cash equivalents, and restricted cash in discontinued operations at end of period	—	31.4
Cash, cash equivalents, and restricted cash at end of period	$104.1	$174.9

7

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$195.3	$199.3	$586.6	$616.5
Depreciation and amortization	(62.1)	(55.5)	(180.3)	(162.9)
Interest expense and amortization of debt discounts and fees	(38.2)	(39.9)	(138.2)	(124.3)
Stock-based compensation	(7.3)	(6.6)	(21.1)	(19.6)
Gain (loss) on disposal or impairment of assets	1.1	5.0	(2.4)	1.7
	88.8	102.3	244.6	311.4
Items not indicative of ongoing operating performance:
Loss on early extinguishment of debt	—	—	(1.4)	(1.0)
Change in fair market value of equity securities	(3.1)	(0.3)	(8.8)	0.3
Pre-tax income	85.7	102.0	234.4	310.7
Income tax expense	(21.8)	(26.2)	(68.2)	(79.4)
Income from continuing operations (1)	$63.9	$75.8	$166.2	$231.3

Basic shares	99.2	99.0	99.2	99.0
Diluted shares	100.5	100.2	100.3	100.1

Basic earnings per share (1)	$0.64	$0.76	$1.67	$2.32
Diluted earnings per share (1)	$0.63	$0.76	$1.66	$2.31
(1)Income from continuing operations attributable to Encompass Health

8

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q3		9 Months
	2022	2021	2022	2021

Earnings per share, as reported	$0.63	$0.76	$1.66	$2.31
Adjustments, net of tax:
Bondholder consent fees associated with Enhabit distribution	—	—	0.15	—
Income tax adjustments	0.01	—	0.08	(0.03)
Loss on early extinguishment of debt	—	—	0.01	0.01
Change in fair market value of equity securities	0.02	—	0.06	—
Adjusted earnings per share*	$0.67	$0.76	$1.97	$2.28
*    Adjusted EPS may not sum due to rounding.

9

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended September 30, 2022
		Adjustments
	As Reported	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$195.3	$—	$—	$195.3
Depreciation and amortization	(62.1)	—	—	(62.1)
Interest expense and amortization of debt discounts and fees	(38.2)	—	—	(38.2)
Stock-based compensation	(7.3)	—	—	(7.3)
Gain on disposal or impairment of assets	1.1	—	—	1.1
Change in fair market value of equity securities	(3.1)	—	3.1	—
Income from continuing operations before income tax expense	85.7	—	3.1	88.8
Provision for income tax expense	(21.8)	1.3	(0.8)	(21.3)
Income from continuing operations attributable to Encompass Health	$63.9	$1.3	$2.3	$67.5
Diluted earnings per share from continuing operations**	$0.63	$0.01	$0.02	$0.67
Diluted shares used in calculation	100.5

*    Reconciliation to GAAP provided on page 14
**    Adjusted EPS may not sum across due to rounding.

10

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended September 30, 2021
		Adjustments
	As Reported	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$199.3	$—	$—	$199.3
Depreciation and amortization	(55.5)	—	—	(55.5)
Interest expense and amortization of debt discounts and fees	(39.9)	—	—	(39.9)
Stock-based compensation	(6.6)	—	—	(6.6)
Gain on disposal or impairment of assets	5.0	—	—	5.0
Change in fair market value of equity securities	(0.3)	—	0.3	—
Income from continuing operations before income tax expense	102.0	—	0.3	102.3
Provision for income tax expense	(26.2)	(0.2)	(0.1)	(26.5)
Income from continuing operations attributable to Encompass Health	$75.8	$(0.2)	$0.2	$75.8
Diluted earnings per share from continuing operations**	$0.76	$—	$—	$0.76
Diluted shares used in calculation	100.2

*    Reconciliation to GAAP provided on page 14
**    Adjusted EPS may not sum across due to rounding.

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Nine Months Ended September 30, 2022
		Adjustments
	As Reported	Loss on Early Extinguishment of Debt	Income Tax Adjustments	Bondholder Consent Fees Associated with Enhabit Distribution	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$586.6	$—	$—	$—	$—	$586.6
Depreciation and amortization	(180.3)	—	—	—	—	(180.3)
Interest expense and amortization of debt discounts and fees	(138.2)	—	—	20.5	—	(117.7)
Stock-based compensation	(21.1)	—	—	—	—	(21.1)
Loss on disposal or impairment of assets	(2.4)	—	—	—	—	(2.4)
Loss on early extinguishment of debt	(1.4)	1.4	—	—	—	—
Change in fair market value of equity securities	(8.8)	—	—	—	8.8	—
Income from continuing operations before income tax expense	234.4	1.4	—	20.5	8.8	265.1
Provision for income tax expense	(68.2)	(0.4)	8.5	(5.3)	(2.3)	(67.7)
Income from continuing operations attributable to Encompass Health	$166.2	$1.0	$8.5	$15.2	$6.5	$197.4
Diluted earnings per share from continuing operations**	$1.66	$0.01	$0.08	$0.15	$0.06	$1.97
Diluted shares used in calculation	100.3

*    Reconciliation to GAAP provided on page 14
**    Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Nine Months Ended September 30, 2021
		Adjustments
	As Reported	Loss on Early Extinguishment of Debt	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$616.5	$—	$—	$—	$616.5
Depreciation and amortization	(162.9)	—	—	—	(162.9)
Interest expense and amortization of debt discounts and fees	(124.3)	—	—	—	(124.3)
Stock-based compensation	(19.6)	—	—	—	(19.6)
Gain on disposal or impairment of assets	1.7	—	—	—	1.7
Loss on early extinguishment of debt	(1.0)	1.0	—	—	—
Change in fair market value of equity securities	0.3	—	—	(0.3)	—
Income from continuing operations before income tax expense	310.7	1.0	—	(0.3)	311.4
Provision for income tax expense	(79.4)	(0.3)	(3.3)	0.1	(82.9)
Income from continuing operations attributable to Encompass Health	$231.3	$0.7	$(3.3)	$(0.2)	$228.5
Diluted earnings per share from continuing operations**	$2.31	$0.01	$(0.03)	$—	$2.28
Diluted shares used in calculation	100.1

*    Reconciliation to GAAP provided on page 14
**    Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In Millions)
Net income	$67.0	$126.7	$248.4	$401.5
Loss (income) from discontinued operations, net of tax, attributable to Encompass Health	18.5	(24.6)	(16.7)	(90.6)
Net income attributable to noncontrolling interests included in continuing operations	(21.6)	(26.3)	(65.5)	(79.6)
Provision for income tax expense	21.8	26.2	68.2	79.4
Interest expense and amortization of debt discounts and fees	38.2	39.9	138.2	124.3
Depreciation and amortization	62.1	55.5	180.3	162.9
Loss on early extinguishment of debt	—	—	1.4	1.0
(Gain) loss on disposal or impairment of assets	(1.1)	(5.0)	2.4	(1.7)
Stock-based compensation	7.3	6.6	21.1	19.6
Change in fair market value of equity securities	3.1	0.3	8.8	(0.3)
Adjusted EBITDA	$195.3	$199.3	$586.6	$616.5

14

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021
	(In Millions)
Net cash provided by operating activities	$70.1	$177.6	$533.6	$592.0
Interest expense and amortization of debt discounts and fees	38.2	39.9	138.2	124.3
(Loss) gain on sale of investments, excluding impairments	(4.6)	(0.3)	(16.5)	1.8
Equity in net income of nonconsolidated affiliates	0.7	0.9	2.6	2.5
Net income attributable to noncontrolling interests in continuing operations	(21.6)	(26.3)	(65.5)	(79.6)
Amortization of debt-related items	(2.6)	(1.8)	(7.4)	(5.8)
Distributions from nonconsolidated affiliates	(0.8)	(0.8)	(3.7)	(2.4)
Current portion of income tax expense	23.0	28.1	75.9	77.8
Change in assets and liabilities	69.9	17.6	(23.5)	39.8
Cash used in (provided by) operating activities of discontinued operations	19.9	(35.7)	(56.0)	(133.5)
Change in fair market value of equity securities	3.1	0.3	8.8	(0.3)
Other	—	(0.2)	0.1	(0.1)
Adjusted EBITDA	$195.3	$199.3	$586.6	$616.5

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021
	(In Millions)
Net cash provided by operating activities	$70.1	$177.6	$533.6	$592.0
Impact of discontinued operations	19.9	(35.7)	(56.0)	(133.5)
Net cash provided by operating activities of continuing operations	90.0	141.9	477.6	458.5
Capital expenditures for maintenance	(56.2)	(30.3)	(127.6)	(81.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(22.3)	(24.8)	(68.2)	(76.2)
Items not indicative of ongoing operating performance:
Transaction costs and related assumed liabilities	15.1	0.9	12.3	0.7
Adjusted free cash flow	$26.6	$87.7	$294.1	$302.0
For the three months ended September 30, 2022, net cash used in investing activities was $174.3 million and resulted primarily from capital expenditures and purchase of restricted investments. Net cash provided by financing activities during the three months ended September 30, 2022 was $49.0 million and resulted primarily from net debt borrowings and contributions from consolidated affiliates partially offset by cash dividends paid on common stock and distributions to noncontrolling interests of consolidated affiliates.
For the three months ended September 30, 2021, net cash used in investing activities was $124.0 million and primarily resulted from capital expenditures. Net cash used in financing activities during the three months ended September 30, 2021 was $18.5 million and primarily resulted from cash dividends paid on common stock and distributions to noncontrolling interests of consolidated affiliates partially offset by net debt borrowings.
For the nine months ended September 30, 2022, net cash used in investing activities was $420.6 million and primarily resulted from capital expenditures and purchase of restricted investments. Net cash used in financing activities during the nine months ended September 30, 2022 was $129.2 million and primarily resulted from net debt payments, cash dividends paid on common stock and distributions to noncontrolling interests of consolidated affiliates partially offset by net cash provided by financing activities of discontinued operations and contributions from noncontrolling interests of consolidated affiliates.
For the nine months ended September 30, 2021, net cash used in investing activities was $445.6 million and primarily resulted from capital expenditures and the acquisition of assets from Frontier Home Health and Hospice, included in net cash used in investing activities of discontinued operations. Net cash used in financing activities during the nine months ended September 30, 2021 was $282.4 million and primarily resulted from net debt payments, cash dividends paid on common stock and distributions to noncontrolling interests of consolidated affiliates.

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to the business model, strategy, outlook and guidance, dividend strategies, effective income tax rates, labor cost trends, legislative and regulatory developments or their impacts, financial guidance, ability to return value to shareholders, projected capital expenditures, acquisition opportunities, development projects, other balance sheet and cash flow plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, an infectious disease outbreak, including the speed, depth, geographic reach and duration of its spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; the legal, regulatory and administrative developments that occur at the federal, state and local levels; Encompass Health's infectious disease prevention and control efforts; the demand for Encompass Health’s services, including based on any downturns in the economy, consumer confidence, or the capital markets; the price of Encompass Health's common stock as it affects Encompass Health's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction and Encompass Health's ability to adapt operations to those changes; competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by infectious disease outbreaks, and the impact on Encompass Health's labor expenses from potential union activity, staffing shortages, and competitive compensation practices; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal

17

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the cost of, or the decrease in the availability of, necessary supplies, such as personal protective equipment; the increase in the costs of defending and insuring against alleged professional liability claims, and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2021 and Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, when filed.

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